SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K
                                 AMENDED REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 20, 1999


                FIRST FEDERAL FINANCIAL CORPORATION OF KENTUCKY
               (Exact name of registrant as specified in charter)


   Kentucky                       0-18832                   61-1168311
(State or other           (Commission File Number)        (IRS Employer
jurisdiction of                                         Identification No.)
incorporation)


2323 Ring Road, Elizabethtown, Kentucky                        42701
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (502) 765-2131

                                       N/A
                         (Former name or former address
                         if changed since last report.)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.  Changes in Registrant's Certifying Accountant

     On April 20, 1999, Whelan, Doerr & Company was dismissed after the Board of Directors of First Federal Financial Corporation approved a recommendation made by the Risk Management Committee to change accountants.

     During the two most recent fiscal years and subsequent interim periods preceding the dismissal there have been no prior disagreements with Whelan, Doerr & Company concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedures. Also, during the past two fiscal years, Whelan, Doerr & Company's report on the financial statements of First Federal Financial Corporation contained an unqualified opinion.

     The reason for the change is due to the fact that Whelan, Doerr & Company can no longer provide the services needed due to a decrease in personnel. Therefore, based on the Corporation's current size and projected growth plans, a decision was made to go with a larger regional firm.

     The new accounting firm appointed by the Board of Directors of First Federal Financial Corporation on April 20, 1999 is the accounting firm of Crowe, Chizek & Company. During the two most recent fiscal years and subsequent interim periods prior to the appointment of Crowe, Chizek & Company, there have been no consultations with the new accountants regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Corporation's financial statements. Also, the new accountants have not provided a written report or any advice that they concluded was an important factor in reaching a decision as to the accounting, auditing or financial reporting issue, or any other matter that was the subject of a disagreement or reportable event.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements.

          Not Applicable.

     (b)  Pro Forma Financial Information.

          Not Applicable.

     (c)  Exhibits.

          16-Former Accountant's Letter dated April 30, 1999.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    FIRST FEDERAL FINANCIAL CORPORATION
                                    OF KENTUCKY

Date:  4/29/99                      By:  /s/ B. Keith Johnson
                                         --------------------
                                          B. Keith Johnson
                                          President and Chief Executive Officer